UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2011

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Company as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:                                                                                     (413) 443-5601

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Company’s Certifying Accountant

As previously disclosed, on February 24, 2011, the Audit Committee of Berkshire Hills Bancorp, Inc. (the “Registrant”) dismissed Wolf & Company, P.C. ("Wolf & Company") as the Registrant’s principal accountants for the fiscal year ending December 31, 2011, and any quarterly periods therein.  As of March 31, 2011, Wolf & Company's audits of the consolidated financial statements of the Registrant as of and for the year ended December 31, 2010, the filing of the related Form 10-K, and the Registrant's annual filing with the U.S. Department of Housing and Urban Development (collectively the "Audits") were complete.  Accordingly, the dismissal is effective on March 31, 2011

The Audits of Wolf & Company as of and for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2010 and 2009 and the subsequent interim period through March 31, 2011, there were no: (1) disagreements with Wolf & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Wolf & Company’s satisfaction, would have caused Wolf & Company to make reference in connection with its opinion to the subject matter, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The Registrant requested that Wolf & Company furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not Wolf & Company agreed with the above statements.  A copy of Wolf & Company’s letter to the SEC dated March 31, 2011 is filed as an Exhibit to this Current Report on Form 8-K.

Item 9.01.                                Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Letter of Wolf & Company regarding change in independent registered public accounting firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.
DATE: March 31, 2011	By:	/s/ Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Letter of Wolf & Company regarding change in independent registered public accounting firm